Exhibit 10.67

                        AMENDMENT TO INVESTMENT AGREEMENT


           THIS AMENDMENT TO INVESTMENT AGREEMENT (the "Amendment") is made and entered into as of March __, 2001, by and between LIH HOLDINGS IV, LLC, a Delaware limited liability company (the "Purchaser") and LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Company"). Capitalized terms not defined herein shall have those meanings ascribed to them in the Investment Agreement (defined below).

           WHEREAS, the parties entered into that certain Investment Agreement dated as of December 28, 2000 (the "Investment Agreement");

           WHEREAS, the Capital Call Agreement has been amended as of the date hereof;

           WHEREAS, the parties desire to amend the Investment Agreement to reflect the amendments made to the Capital Call Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A. Section 1.1 of Article I is hereby amended to delete the definition of Closing Date and to insert in its place the following definition: "`Closing Date' means the date on which the Initial Closing, the Second Closing, or the Third Closing, as applicable, actually occurs."

B. Section 1.1 of Article I is hereby amended to insert (alphabetically among the existing definitions) the following definitions:

           1. "Third Capital Call" has the meaning ascribed to it in Section 2.1

           2. "Third Closing" means the closing of the transactions contemplated by Section 2.4.

           3. "Third Closing Date" means the date on which the Third Closing actually occurs.

           4. "Third Purchase Price" has the meaning ascribed to it in Section
2.1

C. Section 2.1 is herby amended by deleting the last sentence and inserting the following:

       "If required under the Capital Call Agreement, the Company shall subsequently issue and sell to the Purchaser, and the Purchaser shall subsequently purchase from the Company, 1,562.5 additional shares of Series C Preferred Stock (the "Third Capital Call"), free and clear of all Liens, for an aggregate purchase price (payable in cash in the manner provided in Section 2.2) equal to $1,562,500 (the "Third Purchase Price"). The shares of Series C Preferred Stock to be




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issued in the Initial Capital Call, Second Capital Call and Third Capital Call
are collectively referred to herein as the "Shares" and the Initial Purchase Price, Second Purchase Price and Third Purchase Price are collectively referred to herein as the "Purchase Price."

D.  The following is hereby inserted as Section 2.4:

           "2.4 Third Closing. The Third Closing, if required under the Capital Call Agreement, shall take place at such location as the parties mutually agree on the date on which each of the conditions precedent set forth in Article VI and Article VII shall have been satisfied or waived as provided therein. At the Third Closing, the Purchaser shall pay the Third Purchase Price by wire transfer of immediately available funds to the account specified by the Company by written notice delivered to the Purchaser at least two (2) Business Days before the Third Closing Date. Simultaneously, the Company shall deliver to the Purchaser certificates, registered in the name of the Purchaser, representing the shares of Series C Preferred Stock issued in the Third Capital Call."

E.  In Section 3.3, the following is hereby deleted:

"(ii) the outstanding capital stock of the Company will consist of 9,368,000 shares of Common Stock, 167,000 shares of Series B Preferred Stock and 5,000 shares of Series C Preferred Stock (upon the Initial Closing) and 10,000 shares of Series C Preferred Stock (upon the Second Closing)."

"and (iii) 167,000 shares of Series B Preferred Stock are outstanding."

and in its, place, the following is hereby inserted:

"(ii) the outstanding capital stock of the Company will consist of 10,267,325 shares of Common Stock, 167,000 shares of Series B Preferred Stock and 5,000 shares of Series C Preferred Stock (upon the Initial Closing), 10,000 shares of Series C Preferred Stock (upon the Second Closing) and 11,562.5 shares of Series C Preferred Stock (upon the Third Closing)."

"and (iii) 77,515.8 shares of Series B Preferred Stock outstanding."

D. Except as amended hereby, the Investment Agreement shall stand and remain unchanged and in full force and effect in accordance with its terms.


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                     IN WITNESS WHEREOF, this Amendment has been duly executed
and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                LIH HOLDINGS IV, LLC


                                By:       Ira Kleinman
                                   ---------------------------------------------
                                Name:     Ira Kleinman
                                          --------------------------------------
                                Title:


                                LUND INTERNATIONAL HOLDINGS, INC.


                                By:       Dennis Vollmershausen
                                    --------------------------------------------
                                      Name: Dennis W. Vollmershausen
                                      Its: President and Chief Executive Officer